As filed with the Securities and Exchange Commission on February 4, 2009

Registration Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

THE TRAVELERS COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-0518860
(State of incorporation)	(I.R.S. Employer Identification Number)

385 Washington Street
St. Paul, Minnesota 55102
(651) 310-7911

(Address of principal executive offices)

THE TRAVELERS DEFERRED COMPENSATION PLAN

 (Full title of the plan)

Matthew S. Furman, Esq.
Senior Vice President and Corporate Secretary
The Travelers Companies, Inc.
385 Washington Street
St. Paul, Minnesota 55102
(917) 778-6828

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Deferred Compensation Obligations (1)	$90,000,000	100%	$90,000,000	$3,537

(1)          The obligations under The Travelers Deferred Compensation Plan are unsecured obligations of The Travelers Companies, Inc.

(2)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933.

Explanatory Note

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional $90,000,000 of Deferred Compensation Obligations to be issued pursuant to The Travelers Deferred Compensation Plan, as amended and restated (the “Plan”).  In accordance with Section E of the General Instructions to Form S-8, the Registration Statement on Form S-8 previously filed with the Commission relating to the Plan (Registration Statement No. 333-120998) is incorporated by reference herein.

Part II - Information Required in the Registration Statement

Item 3.           Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “SEC”) by The Travelers Companies, Inc. (the “Company”), are incorporated in this Registration Statement by reference:

(1)                                  The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on February 21, 2008;

(2)                                  All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since February 21, 2008; and

(3)                                  The description of the Company’s Common Stock contained in its registration statement on Form 8-A, including any amendments or supplements thereto.

All reports and other documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.           Interests of Named Experts and Counsel

Wendy C. Skjerven, Esq., Vice President, Associate Group General Counsel and Deputy Corporate Secretary of the Company, has given her opinion about certain legal matters affecting the Plan in this Registration Statement.  Ms. Skjerven is eligible to participate in the Plan.

Item 8.           Exhibits

The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement:

Exhibit	Description

5	Opinion and consent of Wendy C. Skjerven, Esq.

23.1	Consent of Wendy C. Skjerven, Esq. (included in Exhibit 5).

23.2	Consent of KPMG LLP.

24	Powers of Attorney.

99.1	The Travelers Deferred Compensation Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota on February 4, 2009.

THE TRAVELERS COMPANIES, INC.

By:	/s/ Matthew S. Furman
Name: Matthew S. Furman
Title: Senior Vice President and Corporate Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: February 4, 2009	/s/ Jay S. Fishman
Jay S. Fishman, Chairman of the Board, Director, Chief Executive Officer (Principal Executive Officer)

Date: February 4, 2009	/s/ Jay S. Benet
Jay S. Benet, Vice Chairman and Chief Financial Officer (Principal Financial Officer)

Date: February 4, 2009	/s/ Douglas K. Russell
Douglas K. Russell, Senior Vice President, Corporate Controller and Treasurer (Principal Accounting Officer)

Alan L. Beller, Director*

John H. Dasburg, Lead Director*

Janet M. Dolan, Director*

Kenneth M. Duberstein, Director*

Lawrence G. Graev, Director*

Patricia L. Higgins, Director*

Thomas R. Hodgson, Director*

Cleve L. Killingsworth, Director*

Robert I. Lipp, Director*

Blythe J. McGarvie, Director*

Glen D. Nelson, M.D., Director*

Laurie J. Thomsen, Director*

*Matthew S. Furman, by signing his name hereto, does hereby sign this document on behalf of himself and each of the above named directors of the Registrant pursuant to powers of attorney duly executed by such persons (set forth in Exhibit 24 to this Registration Statement).

/s/ Matthew S. Furman
Matthew S. Furman
(For himself and as attorney-in-fact)

Dated: February 4, 2009

EXHIBIT INDEX

Exhibit	Description	Method of Filing

5	Opinion and consent of Wendy C. Skjerven, Esq.	Filed Electronically

23.1	Consent of Wendy C. Skjerven, Esq. (included in Exhibit 5).	—

23.2	Consent of KPMG LLP.	Filed Electronically

24	Powers of Attorney.	Filed Electronically

99.1	The Travelers Deferred Compensation Plan, as amended and restated.	Filed Electronically